Exhibit 11


July 14, 2000


Smith Barney Investment Funds Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

We have acted as counsel to Smith Barney Investment Funds Inc., a Maryland corporation (the "Smith Barney Corporation"), in connection with the proposed acquisition by the Smith Barney Corporation, on behalf of its series, Smith Barney Government Securities Fund (the "Smith Barney Fund"), of all or substantially all of the assets and liabilities of CitiFunds Intermediate Income Portfolio (the "CitiFund"), a series of the CitiFunds Fixed Income Trust, a Massachusetts business trust (the "CitiFund Trust"), in exchange for voting shares of the corresponding classes of the common stock of the Smith Barney Fund (the "Shares"), pursuant to an Agreement and Plan of Reorganization between the CitiFund Trust, on behalf of the CitiFund, and the Smith Barney Corporation, on behalf of the Smith Barney Fund (the "Plan").

We have examined the Smith Barney Corporation's Registration Statement on Form N14 substantially in the form in which it is to become effective (the "Registration Statement"), the Smith Barney Corporation's Articles of Incorporation and Bylaws, each as amended, and the Plan.

We have also examined and relied upon other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of each of the CitiFund Trust and the CitiFund, enforceable against each of the CitiFund Trust and the CitiFund in accordance with its terms.

We are members of the bar of the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York and the federal laws of the United States of America. Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including the State of Maryland) or the United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of Shares pursuant to the Plan.

Based upon the foregoing, we are of the opinion that:

      (a) The Smith Barney Corporation is a duly organized, validly existing corporation under the laws of the State of Maryland; and

      (b) The Shares of the Smith Barney Fund to be issued as contemplated in the Plan have been duly authorized, and, subject to the receipt by the Smith Barney Corporation of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable Shares of the Smith Barney Fund under the laws of the State of Maryland.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Smith Barney Corporation or any distributor or dealer in connection with the registration or qualification of the Smith Barney Corporation or the Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to the Smith Barney Corporation, is solely for the benefit of the Smith Barney Corporation and its Directors and its officers in connection with the above described acquisition of assets and may not be relied upon for any other purpose or by any other person.

Very truly yours,

Willkie Farr & Gallagher